UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2009

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction

(Commission

(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03  Bankruptcy or Receivership.

On April 5, 2009, Team Financial, Inc. (the “Registrant”) filed for voluntary bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Kansas (Wichita) (the “Bankruptcy Court”), under case number 09-10925. The proceeding is entitled In re Team Financial, Inc.

The Bankruptcy Court assumed jurisdiction over the assets of the Registrant, including Team Financial Acquisition Subsidiary, Inc. and Post Bancorp, Inc., both wholly owned subsidiaries of the Registrant, as of the respective date of the filing of the bankruptcy petition.  The Registrant will remain in possession of its assets, and continue to manage and operate its businesses and properties, as debtor-in-possession, subject to the provisions of the U.S. Bankruptcy Code and the supervision and orders of the Bankruptcy Court.  To date no trustee or examiner has been appointed.  The business operations of TeamBank, N.A. and Colorado National Bank were discontinued on March 20, 2009 when these banks were closed by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation was appointed as receiver of the banks.

The Registrant was unable to file its Form 10-K Annual Report for 2008 and anticipates that there will be no funds available for distribution to equity holders of the Registrant.

ITEM 2.04  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 30, 2009, Team Financial, Inc. (the “Registrant”) received notice (the “Notice”) from U.S. Bank, N.A. (“U.S. Bank”) that the Registrant was in default of the Revolving Credit Agreement, dated March 18, 2004 and amended effective February 17, 2009 (the “Credit Agreement”) by and between the Registrant and U.S. Bank.  The default is based upon the Registrant’s failure to make a required interest payment on or about March 24, 2009.  The Notice demands full payment of the principal and accrued interest.  As of March 27, 2009, the Credit Agreement had a current outstanding balance of $4 million in principal and $41,388.89 accrued but unpaid interest.  The Registrant does not have the means to comply with the demands of the Notice, nor does the Registrant anticipate that it will be able to comply with the demands of the Notice in the foreseeable future.

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2009, Kaila Beeman, resigned as Principal Accounting Officer of the Registrant, effective immediately.  On April 8, 2009, Sandra J. Moll resigned as Principal Executive Officer, Chief Operating Officer and member of the Board of Directors of the Registrant, effective immediately.

ITEM 9.01  Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

	By:	/s/ Connie D. Hart
Connie D. Hart,
Chairperson of the Board of Directors
Date: April 13, 2009